Exhibit 99.2

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Jason Secore	Tracie Gliozzi
Shane Rourke	(412) 992-2525
(412) 315-2984	Tracie.Gliozzi@arconic.com

Investor.Relations@arconic.com

Arconic Corporation, Leading Provider of Advanced Aluminum Products, Launches as Standalone Company

Separation of Arconic Inc. Into Two Standalone Companies Complete

PITTSBURGH – April 1, 2020 – Arconic Corporation (NYSE: ARNC) launches today as a leader in advanced aluminum sheet, plate, extruded and architectural products that primarily advance the ground transportation, aerospace, industrial, packaging, and commercial building markets. The Company’s common stock will begin trading on the New York Stock Exchange under the ticker "ARNC" at 9:30 a.m. Eastern Daylight Time on April 1, 2020.

The separation of Arconic Inc. into two standalone companies – Arconic Corporation and Howmet Aerospace Inc. (the new name for Arconic Inc.) – took effect today through a pro rata distribution by Arconic Inc. of 100 percent of the outstanding shares of the newly-formed Arconic Corporation. Arconic Inc. stockholders received one share of Arconic Corporation common stock for every four shares of Arconic Inc. common stock held as of the March 19, 2020 record date. Arconic Inc. shares have become Howmet Aerospace Inc. shares as a result of the name change.

Arconic Corporation will be led by Chief Executive Officer Tim Myers, who was previously the Executive Vice President and Group President of the business segments that now comprise the new standalone company. In 2019, these businesses generated $7.3 billion in revenue. More about Arconic Corporation and its management team can be found at www.arconic.com.

“Arconic Corporation has been a leader in aluminum products innovation since its predecessor founded the company in 1888,” said Mr. Myers. “Our unique portfolio of assets and dedicated people around the world set Arconic apart from its peers.” He added, “I’d like to thank our employees for their focus and continued commitment to keeping each other safe and supporting our customers during these uncertain times.”

In conjunction with the launch of Arconic Corporation, its independently endowed charitable arm, Arconic Foundation, will continue to support programs that help prepare the 21st century engineering and manufacturing workforce.

About Arconic Corporation

Arconic Corporation (NYSE: ARNC), headquartered in Pittsburgh, Pennsylvania, is a leading provider of aluminum sheet, plate and extrusions, as well as innovative architectural products, that advance the ground transportation, aerospace, industrial, packaging and building and construction markets. In 2019, the businesses of Arconic Corporation reported annual revenue of $7.3 billion. For more information, visit www.arconic.com.

Dissemination of Company Information

Arconic Corporation intends to make future announcements regarding company developments and financial performance through its website at www.arconic.com.

Forward-Looking Statements

This release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic Corporation’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts and expectations relating to the growth of end markets; statements and guidance regarding future financial results or operating performance; statements regarding future strategic actions; and statements about Arconic Corporation’s strategies, outlook, business and financial prospects. These statements reflect beliefs and assumptions that are based on Arconic Corporation’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic Corporation believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic Corporation believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties, include, but are not limited to: (a) the outcome of contingencies, including legal proceedings; (b) the impact of the separation on the businesses of the Company; (c) the risk that the separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on the Company’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (d) the possible impacts and our preparedness to respond to implications of COVID-19 and (e) the other risk factors summarized in Arconic Corporation’s Form 10-K for the year ended December 31, 2019 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Arconic Corporation on its website or otherwise. Arconic Corporation disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

(end)

2